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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 18, 1996


                            OASIS RESIDENTIAL, INC.
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             (Exact name of registrant as specified in its charter)


          NEVADA                     1-12428               88-0297457
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(State or other jurisdiction        (Commission            (IRS Employer
    of incorporation)                File No.)           Identification No.)


        4041 East Sunset Road, Henderson, Nevada               89014
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        (Address of principal executive offices)            (Zip Code)


                                 (702) 435-9800
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              (Registrant's telephone number, including area code)


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         (Former name or former address, if changed since last report)

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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 1.  Change in Control of Registrant.

         Not Applicable


Item 2.  Acquisition or Disposition of Assets.

         Not Applicable


Item 3.  Bankruptcy or Receivership.

         Not Applicable


Item 4.  Changes in Registrant's Certifying Accountant.

         Not Applicable


Item 5.  Other Events.

         Oasis Residential, Inc. announced that its EBITDA to fixed charges ratios and EBITDA to interest expense ratios for the nine months ended September 30, 1996 and 1995 and the years ended December 31, 1995, 1994, 1993, 1992 and
1991 were as follows:

                             Nine Months Ended
                               September 30,               Year Ended December 31,
                             -----------------      -------------------------------------
                               1996    1995         1995    1994    1993    1992    1991
                               -----   -----        -----   -----   -----   -----   -----
EBITDA to fixed charges        2.37x   2.86x        2.81x   3.01x   1.28x    .85x    .99x
EBITDA to interest expense     4.23x   6.69x        6.58x   4.98x   1.55x   1.02x   1.10x

         The EBITDA to fixed charges ratio is computed by dividing the Company's earnings before interest, income taxes, depreciation and amortization ("EBITDA") by fixed charges. Fixed charges consist of interest expense, capitalized interest and amortization of debt issuance costs.

         The EBITDA to interest expense ratio is computed by dividing the Company's EBITDA by interest expense.

Item 6.  Resignations of Registrants Directors.

         Not Applicable


Item 7.  Financial Statements and Exhibits.

         Not Applicable


Item 8.  Change in Fiscal Year.

         Not Applicable



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        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        OASIS RESIDENTIAL, INC.
                                        A Nevada corporation



Date: November 18, 1996                 By: /s/ JOHN M. CLAYTON
                                           ---------------------------
                                           John M. Clayton
                                           Vice President and
                                           Chief Financial Officer




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